UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2024

Lincoln National Corporation

(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Radnor Chester Road, Radnor, PA 19087

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (484) 583-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LNC	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a share of 9.000% Non-Cumulative Preferred Stock, Series D	LNC PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On March 11, 2024, Lincoln National Corporation (the “Company” or “we”) entered into an Underwriting Agreement with Goldman Sachs & Co. LLC, Barclays Capital Inc., BNP Paribas Securities Corp., PNC Capital Markets LLC and TD Securities (USA) LLC, as representatives of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”), pursuant to which the Company agreed to sell, and the Underwriters agreed to purchase, subject to the terms and conditions set forth therein, $350 million aggregate principal amount of the Company’s 5.852% Senior Notes due 2034 (the “Notes”) in a registered public offering (the “Offering”).

The Underwriting Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The description of the Underwriting Agreement set forth above is qualified by reference to the Underwriting Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

From time to time, in the ordinary course of their business, certain of the Underwriters and their affiliates have provided, and may in the future provide, various financial advisory, investment banking, commercial banking or investment management services to us and our affiliates, for which they have received and may continue to receive customary fees and commissions. In addition, the Underwriters and their affiliates may, from time to time, engage in transactions with or perform services for us in the ordinary course of business, including acting as distributors of various life, annuity, defined contribution and investment products of our subsidiaries. From time to time, certain of the Underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

The Offering was completed on March 14, 2024, pursuant to the Company’s registration statement on Form S-3 (File No. 333-270000) (the “Registration Statement”) dated February 24, 2023, as supplemented by a prospectus supplement in preliminary form filed March 11, 2024 and in final form filed March 13, 2024, and a free writing prospectus dated March 11, 2024. The Offering was completed at a price to the public of 100% of the principal amount. The Notes were sold to the Underwriters with an underwriting discount of 0.65%. The Notes were issued pursuant to the Senior Indenture, dated as of March 10, 2009, as supplemented by the First Supplemental Indenture, dated as of August 18, 2020 (together, the “Senior Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”).

The Company intends to use the net proceeds from the Offering to retire outstanding indebtedness, which may include funding all or portions of (i) the repayment of borrowings under the Company’s term loan agreement dated December 3, 2019, as amended, and due 2024, which as of March 8, 2024 bore interest at a rate of SOFR + 122.5 bps, $250 million of which were outstanding as of March 8, 2024, (ii) the repayment of the Company’s 3.35% senior notes due 2025, of which $300 million principal amount was outstanding as of March 8, 2024, on or prior to their maturity, and (iii) possible repurchases of other of the Company’s outstanding debt securities, as well as to pay fees and expenses in respect of the foregoing.

The Notes are the Company’s senior unsecured debt obligations, and rank equally with all of the Company’s other present and future unsecured unsubordinated obligations. The Notes bear interest at a per-annum rate of 5.852%. The Company will make interest payments on the Notes semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2024. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Notes will mature on March 15, 2034. However, prior to December 15, 2033 (three months prior to their maturity date) (the “Par Call Date”), we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the final prospectus supplement) plus 30 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date. On or after the Par Call Date, we may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

The Senior Indenture contains customary events of default. If an event of default exists under the Senior Indenture, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal amount of all of the Notes, together with accrued interest, if any, to be immediately due and payable.

The foregoing summary of the terms of the Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of (i) the Senior Indenture, incorporated by reference in Exhibits 4.1 and 4.4 to the Registration Statement; and (ii) the form of the Notes, attached hereto as Exhibit 4.1, which is incorporated herein by reference.

This report is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are provided as part of this Form 8-K:

Exhibit No.	Description
1.1	Underwriting Agreement, dated March 11, 2024, between the Company and the underwriters named therein.*

4.1	Form of 5.852% Note due 2034.

5.1	Opinion of Eric B. Wilmer, Assistant Vice President and Senior Counsel of Lincoln National Corporation.

5.2	Opinion of Wachtell, Lipton, Rosen & Katz, dated March 14, 2024, with respect to the Notes.

23.1	Consent of Eric B. Wilmer (included in Exhibit 5.1 of this Current Report on Form 8-K).

23.2	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.2 of this Current Report on Form 8-K).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain annexes omitted pursuant to Item 601(a)(5) of Regulation S-K. Lincoln Financial Corporation agrees to furnish supplementally a copy of any omitted annex to the SEC upon request; provided, however, that Lincoln may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any item so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION

By	/s/ Adam M. Cohen
Name:	Adam M. Cohen
Title:	Senior Vice President,
Chief Accounting Officer and Treasurer

Date: March 14, 2024